Exhibit 99.1

EPAM Systems Reports Results for Third Quarter 2013
Third quarter revenues up 27% year-over-year and 5% sequentially

Newtown, PA – November 7, 2013 - EPAM Systems, Inc. (NYSE: EPAM), a leading provider of complex software engineering solutions and a leader in Central and Eastern European IT services delivery, today announced results for the quarter ended September 30, 2013.
“We are pleased to deliver yet another quarter of industry-leading revenue growth,” said Arkadiy Dobkin, CEO and President of EPAM Systems. “During this time of significant technological change impacting our clients, we are continuing to prove and enhance our competitive differentiation, in particular our  strong hands-on knowledge of emerging technologies combined with rapidly improving domain expertise, and the sophistication of our global delivery platform.”
Third Quarter 2013 Highlights
•	Revenues increased to $140.2 million, up 27.3% year-over-year and 5.2% sequentially;
•	Non-GAAP income from operations was $23.8 million, an increase of 24.2% from the third quarter of 2012, rising to 17.0% of revenue;
•	GAAP income from operations was $20.2 million compared to $16.7 million in the third quarter of 2012;
•	Non-GAAP quarterly diluted EPS was $0.43, up 16.2% from $0.37 in the year-ago quarter;
•	Quarterly diluted earnings per share (EPS) on a GAAP basis was $0.34 compared to $0.30 in the year-ago quarter.
EPAM generated cash from operations of $15.6 million in the third quarter of 2013. At September 30, 2013, cash and cash equivalents were $123.0 million.
Reconciliations of non-GAAP financial measures to operating results and diluted EPS are included at the end of this release.
Recognition
•	EPAM was named number 2 on the Forbes’ list of “America’s Best Small Companies: 20 Fast-Growing Tech Stars” released by Forbes on October 9, 2013. Forbes’ annual list of America’s Best Small Public Companies highlights the 100 best-performing public companies with sales below $1 billion ranked according to their stock performance, return on equity, sales growth, and earnings growth over the past year and over five years. Based on the ranking, Forbes sub-divided the listed companies into the fastest growing “tech stars,” where EPAM is the highest ranked Information Technology company. Earlier this year, EPAM was named to Forbes’ list of America’s 25 fastest-growing tech companies underscoring the Company’s status as one of the most rapidly developing software engineering and IT consulting companies in America.
•
EPAM was positioned in Zinnov’s Global R&D Service Provider Ratings (GSPR) for 2013 as a Leading Consumer Software Service Provider and a Leading Software/ ISV R&D Service Provider in the Consumer and Enterprise Software categories, respectively.

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The Everest group recognized EPAM as a “2013 Capital Markets AO Market Star Performer” (registering a strong year-on-year positive movement both on delivery capability and market success), for the second year in row. Only five of out of the 20 assessed providers have received the “star performer” status.

Outlook
“Our business model allows us to maintain stable margins while investing in critical areas of our business, and at same time delivering superior revenue growth,” continued Mr. Dobkin. “Healthy demand in the third quarter of 2013 resulted in broad-based growth across our verticals, geographies, and services, driving revenue and EPS outperformance, which allowed us to raise our guidance early. We are pleased to maintain our recently updated guidance as we continue to see a very positive demand environment.”
Based on current conditions, EPAM reiterates its recently increased full year guidance of expected year-over-year revenue growth in the range of $542 million to $545 million. Non-GAAP net income growth for 2013 is expected to be in the range of 15% to 20% year-over-year, with an effective tax rate of approximately 19%.
For the fourth quarter of 2013, EPAM expects revenues between $144 million and $147 million, representing a growth rate of 15% to 18% over fourth quarter 2012 revenues. Fourth quarter 2013 non-GAAP diluted EPS is expected to be in the range of $0.44 to $0.47 based on an estimated fourth quarter 2013 weighted average of 49.2 million diluted shares.
Conference Call Information
EPAM will hold a conference call to discuss its third quarter 2013 results at 8:00 a.m. Eastern Standard Time, on Friday, November 8, 2013. A live webcast of the call may be accessed over the Internet from EPAM’s Investor Relations website at http://investors.epam.com. Participants should follow the instructions provided on the website to download and install the necessary audio applications. The live conference call can be accessed by dialing 1-877-407-0784 (international) or 1-201-689-8560 (domestic).
A telephonic replay of the live conference call will be available approximately one hour after the call and can be accessed by dialing 1-877-870-5176 (international) or 1-858-384-5517 (domestic). The passcode for the replay is 13572574. The telephonic replay will be available until November 22, 2013.
About EPAM Systems
Established in 1993, EPAM Systems, Inc. (NYSE: EPAM), provides complex software engineering solutions through its award-winning Central and Eastern European service delivery platform. Headquartered in the United States, EPAM employs approximately 9,000 IT professionals and serves clients worldwide from its locations in the United States, Canada, UK, Switzerland, Germany, Sweden, Netherlands, Singapore, Belarus, Hungary, Russia, Ukraine, Kazakhstan, and Poland.
EPAM is ranked #2 on the 2013 Forbes list of America’s Best Small Companies: 20 Fast-Growing Tech Stars and is recognized among the leaders in software product development services by Forrester and Zinnov analysts. The company is also included in the top 30 in IAOP’s “The 2013 Global Outsourcing 100” list.
Non-GAAP Financial Measures
EPAM supplements results reported in accordance with principles generally accepted in the United States, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods and compare EPAM and similar companies. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, write-off and recovery, amortization of purchased intangible assets, goodwill impairment, legal settlement, foreign exchange gains and losses, and acquisition-related costs. However, because EPAM’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not necessarily be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with its consolidated financial statements, which are prepared according to GAAP.
Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.
Contact:
 EPAM Systems, Inc.
Ilya Cantor, Chief Financial Officer
Anthony Conte, VP of Finance
Phone: +1-267-759-9000 x64588
Fax: +1-267-759-8989
 investor_relations@epam.com

EPAM SYSTEMS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands, except share and per share data)
Revenues	$140,150	$110,078	$397,532	$308,261
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	88,539	69,099	250,023	193,077
Selling, general and administrative expenses	27,893	21,153	83,517	59,491
Depreciation and amortization expense	3,906	3,040	11,377	7,674
Other operating (income)/ expenses, net	(418)	50	(686)	669
Income from operations	20,230	16,736	53,301	47,350
Interest and other income, net	846	486	2,245	1,422
Foreign exchange loss	(720)	(635)	(2,088)	(1,949)
Income before provision for income taxes	20,356	16,587	53,458	46,823
Provision for income taxes	3,919	2,522	10,223	7,338
Net income	$16,437	$14,065	$43,235	$39,485

Net income per share:
Basic	$0.36	$0.33	$0.95	$0.93
Diluted	$0.34	$0.30	$0.90	$0.85
Shares used in calculation of net income per share:
Basic	46,162	42,952	45,492	38,990
Diluted	48,720	46,501	48,120	42,729

EPAM SYSTEMS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	As of September 30, 2013	As of December 31, 2012
	(in thousands, except share and per share data)
Assets
Current assets
Cash and cash equivalents	$122,979	$118,112
Accounts receivable, net of allowance of $2,592 and $2,203, respectively	87,611	78,906
Unbilled revenues	64,957	33,414
Prepaid and other current assets	22,234	11,835
Employee loans, net of allowance of $0 and $0, respectively, current	1,848	429
Time deposits	—	1,006
Restricted cash, current	217	660
Deferred tax assets, current	5,350	6,593
Total current assets	305,196	250,955
Property and equipment, net	54,062	53,135
Restricted cash, long-term	246	467
Employee loans, net of allowance of $0 and $0, respectively, long-term	4,456	—
Intangible assets, net	14,539	16,834
Goodwill	22,411	22,698
Deferred tax assets, long-term	3,585	6,093
Other long-term assets	969	632
Total assets	$405,464	$350,814

Liabilities
Current liabilities
Accounts payable	$8,195	$6,095
Accrued expenses and other liabilities	8,866	19,814
Deferred revenue, current	2,583	6,369
Due to employees	14,530	12,026
Taxes payable	17,364	14,557
Deferred tax liabilities, current	577	491
Total current liabilities	52,115	59,352
Deferred revenue, long-term	155	1,263
Taxes payable, long-term	1,228	1,228
Deferred tax liabilities, long-term	354	2,691
Total liabilities	53,852	64,534
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000,000 authorized; 47,329,699 and 45,398,523 shares issued, 46,375,152 and 44,442,494 shares outstanding at September 30, 2013 and December 31, 2012, respectively	46	44
Additional paid-in capital	189,457	166,962
Retained earnings	172,227	128,992
Treasury stock	(8,684)	(8,697)
Accumulated other comprehensive loss	(1,434)	(1,021)
Total stockholders’ equity	351,612	286,280
Total liabilities and stockholders’ equity	$405,464	$350,814

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Measures
(Unaudited) (In thousands, except per share amounts and percentages)

	Three Months Ended September 30, 2013			Nine Months Ended September 30, 2013
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$88,539	$(1,498)	$87,041	$250,023	$(3,356)	$246,667
Selling, general and administrative expenses(2)	$27,893	$(1,867)	$26,026	$83,517	$(6,483)	$77,034
Income from operations(3)	$20,230	$3,612	$23,842	$53,301	$11,158	$64,459
Operating margin	14.4%	2.6%	17.0%	13.4%	2.8%	16.2%
Net income(4)	$16,437	$4,332	$20,769	$43,235	$13,246	$56,481
Diluted earnings per share(5)	$0.34		$0.43	$0.90		$1.17

	Three Months Ended September 30, 2012			Nine Months Ended September 30, 2012
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$69,099	$(1,036)	$68,063	$193,077	$(2,486)	$190,591
Selling, general and administrative expenses(2)	$21,153	$(997)	$20,156	$59,491	$(3,257)	$56,234
Income from operations(3)	$16,736	$2,464	$19,200	$47,350	$7,038	$54,388
Operating margin	15.2%	2.2%	17.4%	15.4%	2.2%	17.6%
Net income(4)	$14,065	$3,099	$17,164	$39,485	$8,987	$48,472
Diluted earnings per share(5)	$0.30		$0.37	$0.85		$1.06

Notes:
(1)	Adjustments to GAAP cost of revenues (exclusive of depreciation and amortization) include $1,498 and $1,036 of stock-based compensation expense reported within cost of revenues during the three months ended September 30, 2013 and 2012, respectively, and $3,356 and $2,486 of stock-based expense during the nine months ended September, 2013 and 2012, respectively.

(2)	Adjustments to GAAP selling general and administrative expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Stock-based compensation expense	$1,867	$1,010	$6,435	$2,883
Acquisition-related costs	—	(13)	48	374
Total adjustments to GAAP selling, general and administrative expenses	$1,867	$997	$6,483	$3,257

(3)	Adjustments to GAAP income from operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Stock-based compensation expense	$3,365	$2,046	$9,791	$5,369
reported within cost of revenues	1,498	1,036	3,356	2,486
reported within selling, general and administrative expenses	1,867	1,010	6,435	2,883
Amortization of purchased intangible assets	723	431	2,126	711
Acquisition-related costs	—	(13)	48	374
One-time charges	(476)	—	(807)	584
Total adjustments to GAAP income from operations	$3,612	$2,464	$11,158	$7,038

(4)	Adjustments to GAAP net income:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Stock-based compensation expense	$3,365	$2,046	$9,791	$5,369
reported within cost of revenues	1,498	1,036	3,356	2,486
reported within selling, general and administrative expenses	1,867	1,010	6,435	2,883
Amortization of purchased intangible assets	723	431	2,126	711
Acquisition-related costs	-	(13)	48	374
One-time charges	(476)	-	(807)	584
Foreign exchange loss	720	635	2,088	1,949
Total adjustments to GAAP net income	$4,332	$3,099	$13,246	$8,987

(5)
Non-GAAP weighted average diluted common shares outstanding were 48,720 and 46,501 during the three months ended September 30, 2013 and 2012, respectively, and 48,120 and 45,803 during the nine months ended September 30, 2013 and 2012, respectively.

Non-GAAP diluted earnings per share presents non-GAAP net income divided by Non-GAAP weighted average diluted common shares outstanding. Non-GAAP weighted average diluted common shares outstanding assumes (i) the 2.9 million shares EPAM sold in its February 2012 initial public offering were outstanding as of January 1, 2012, and (ii) the conversion of the outstanding preferred stock into common stock on an as-converted basis.